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                                                                EXHIBIT 5.02

                                WTI LETTERHEAD

November 17, 1995

Wheelabrator Technologies Inc.
Liberty Lane
Hampton, New Hampshire 03842

Ladies and Gentlemen:

     In my capacity as Counsel for Wheelabrator Technologies Inc, a Delaware corporation (the "Company"), I have represented the Company in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about November 17, 1995 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering $10,000,000 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of Wheelabrator-Rust Supplemental Benefit Plan (the "Plan"). In this connection, I, or attorneys acting under my direction, have examined the Restated Certificate of Incorporation and By-Laws of the Company, the Plan, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinion expressed herein.

     Based upon the foregoing, I advise you that, in my opinion, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,


Jan Stern Reed
Assistant Secretary and Counsel

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